FOR IMMEDIATE RELEASE
November 9, 2012

Reporters may contact:
Kelly Polonus, Great Southern, 417-895-5242	Steve Cline, Adelman Travel, 414-410-8351
kpolonus@greatsouthernbank.com	scline@adelmanmail.com

Mark Alvey, HM, 314-746-1746
malvey@hmrisk.com

Great Southern Bank Announces Plans to Sell
Great Southern Travel and Great Southern Insurance

SPRINGFIELD, Mo. – Great Southern Bancorp, Inc. (NASDAQ:GSBC) subsidiary Great Southern Bank announced today that separate definitive agreements have been signed to sell Great Southern Travel to Milwaukee, Wisconsin-based Adelman Travel and Great Southern Insurance to St. Louis-based HM, effective Nov. 30, 2012, for both entities. Current Great Southern Travel and Great Southern Insurance employees and offices will become part of each acquirer’s respective operations.  Customers of both entities will not see any disruption in service and can expect even greater offerings and service in the future.

Great Southern President and CEO Joseph W. Turner said, “Great Southern Bank has experienced phenomenal growth during the last three years, growing from a primarily southwest Missouri-based bank with 39 banking centers to 107 banking centers in six states.  Banking is and always has been our core business. We have made the decision to strictly focus our resources on that core business. The decision to find buyers for our travel agency and insurance company was not taken lightly.  Both divisions have been very visible parts of our institution for decades and they are highly respected and profitable entities. Our top priority was to find buyers that we knew would take excellent care of our customers and employees and provide even more resources and capabilities. We have exceeded this objective with Adelman Travel and HM.  Adelman Travel is a world-class travel management company that will use their strong position in the travel industry to take travel services to the next level for our current customers and employees.  In the same light, HM is a growing and dynamic insurance company offering a wide range of insurance solutions.”

Adelman Travel, with more than $400 million in annual revenue, provides business and consumer travel solutions on a global scale. Now in their 27th year in business, Adelman employs 185 people and operates 20 full-service on-site travel centers nationwide and four regional reservation centers.  They are the largest travel agency in Wisconsin and rank in the top 10 of all travel management companies nationwide.

“Both companies will bring their core strengths to this union,” said Craig Adelman, the company’s founder, chairman and CEO.  “Adelman Travel has much to offer Great Southern Travel’s corporate travelers in the way of innovative services and technology solutions.  At the same time, we are excited at the prospect of expanding our vacations division through the experience of Great Southern Travel consultants.  Additionally, our combined purchasing power will directly benefit both our corporate and leisure customers.”

HM was founded in 1991 and is one of the largest privately held insurance brokers in the United States.  HM provides risk management services to clients in all 50 states and around the globe offering Property-Casualty, Employee Benefit, Personal Lines, and Financial services.

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HM CEO Michael F. Shanahan, Jr. said, “We are very excited about this transaction as it gives us great visibility in the Springfield market and in southwest Missouri.  Joe Turner and his leadership team have built a first class insurance organization that shares our “client first” philosophy.  We are really looking forward to welcoming their associates, and all of their clients, into the HM Family.”

These transactions will result in the transfer of assets to HM on Dec. 1, 2012, and to Adelman Travel on Dec. 3, 2012. The combined sales are expected to result in transaction gains totaling approximately $6.8 million, which will be recorded in the fourth quarter of 2012.  In the trailing twelve month period as of Sept. 30, 2012, Great Southern Travel and Great Southern Insurance on a combined basis produced $8.2 million in non-interest income, $7.2 million in non-interest expense and $739,000 in net income, or a diluted earnings per share effect of $0.05.

With total assets of $4.1 billion, Great Southern is headquartered in Springfield, Mo., and operates 107 retail banking centers and more than 200 ATMs in Missouri, Arkansas, Iowa, Kansas, Minnesota and Nebraska. Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select stock exchange.

www.GreatSouthernTravel.com
www.GreatSouthernInsurance.com
www.adelmantravel.com
www.hmrisk.com

Forward-Looking Statements

When used in this press release and in filings by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's other press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, (i) expected cost savings, synergies and other benefits from the Company’s merger and acquisition activities, including but not limited to the recently completed FDIC-assisted transactions involving Sun Security Bank and InterBank, might not be realized within the anticipated time frames or at all, the possibility that the amount of the gain the Company ultimately recognizes from the InterBank transaction will be materially different from the preliminary gain recorded, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (ii) changes in economic conditions, either nationally or in the Company’s market areas; (iii) fluctuations in interest rates; (iv) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (v) the possibility of other-than-temporary impairments of securities held in the Company’s securities portfolio; (vi) the Company’s ability to access cost-effective funding; (vii) fluctuations in real estate values and both residential and commercial real estate market conditions; (viii) demand for loans and deposits in the Company’s market areas; (ix) legislative or regulatory changes that adversely affect the Company’s business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations, and the new overdraft protection regulations and customers’ responses thereto; (x) monetary and fiscal policies of the Federal Reserve Board and the U.S. Government and other governmental initiatives affecting the financial services industry; (xi) results of examinations of the Company and the Bank by their regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or to write-down assets; (xii) the uncertainties arising from the Company’s participation in the Small Business Lending Fund program, including uncertainties concerning the potential future redemption by us of the U.S. Treasury’s preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption; (xiii) costs and effects of litigation, including settlements and judgments; and (xiv) competition.  The Company wishes to advise readers that the factors listed above and other risks described from time to time in the Company’s filings with the SEC could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.